Exhibit 23.2

                        Consent of Independent Auditors

We consent to the use of our report dated August 8, 2003, except for paragraph 2 of Note 7, as to which the date is November 24, 2003, with respect to the consolidated financial statements and schedules of CCI Telecom, Inc. and Subsidiaries included in the Current Report on Form 8-K/A filed by Charys Holding Company, Inc. dated March 4, 2005.


                                                          Ernst & Young LLP

San Antonio, Texas
May 19, 2005


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